SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       SUPREME INTERNATIONAL CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                  FANNY HANONO
                                   Secretary
                       Supreme International Corporation
                             7495 N.W. 48th Street
                                Miami, FL 33166
                   -------------------------------------------
                  (Name of Persons(s) Filing Proxy Statement)

Payment of Filing fFe (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transactions apply:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.

    (3) Filing Party:

    (4) Date Filed:

- - ----------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                      SUPREME INTERNATIONAL CORPORATION
                            7495 N.W. 48th Street
                             Miami, Florida 33166

- - -----------------------------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON SEPTEMBER 30, 1996

- - -----------------------------------------------------------------------------

To the Shareholders of Supreme International Corporation:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Supreme International Corporation, a Florida corporation (the "Company"), will be held at the Omni Colonnade Hotel, 180 Aragon Avenue, Coral Gables, Florida 33134 at 4:00 P.M. on September 30, 1996 for the following purposes:

   1. To elect seven directors of the Company for the ensuing year;

   2. To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending January 31, 1997; and

   3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.

   The Board of Directors has fixed the close of business on August 21, 1996 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

   Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the pre-addressed envelope provided for that purpose as promptly as possible. No postage is required if mailed in the United States.

                                          By Order of the Board of Directors,

                                          FANNY HANONO,
                                          Secretary

Miami, Florida
August 26, 1996

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                      SUPREME INTERNATIONAL CORPORATION

                        ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON SEPTEMBER 30, 1996

- - -----------------------------------------------------------------------------

                               PROXY STATEMENT

- - -----------------------------------------------------------------------------

                    TIME, DATE AND PLACE OF ANNUAL MEETING

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Supreme International Corporation, a Florida corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held at 4:00 P.M. on September 30, 1996, at the Omni Colonnade Hotel, 180 Aragon Avenue, Coral Gables, Florida 33134, and at any adjournments or postponements thereof (the "Annual Meeting") pursuant to the enclosed Notice of Annual Meeting.

   The approximate date this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is August 28, 1996. Shareholders should review the information provided herein in conjunction with the Company's Annual Report to Shareholders which accompanies this Proxy Statement. The Company's principal executive offices are located at 7495 N.W. 48th Street, Miami, Florida 33166, and its telephone number is (305) 592-2830.

                         INFORMATION CONCERNING PROXY

   The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

   The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                        PURPOSES OF THE ANNUAL MEETING

   At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

   1. To elect seven directors of the Company for the ensuing year;

   2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending January 31, 1997; and

   3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.

   Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth herein) will be voted (a) for the election of the respective nominees for director named below and (b) in favor of all other proposals described in the Notice of Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

               OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

   The Board of Directors has set the close of business on August 21, 1996 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 4,349,033 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting.

   The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The affirmative votes of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting will be required for approval of the proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the year ending January 31, 1997 and any other matter that may be submitted to a vote of the shareholders. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

   Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

   A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares which are not represented at the Annual Meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the Annual Meeting.

                        BENEFICIAL SECURITY OWNERSHIP

   The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to beneficially own 5% or more of the Company's outstanding Common Stock, (ii) the Company's Chief Executive Officer and each of the other "Named Executive Officers" (as defined below in "Executive Compensation--Summary Compensation Table"), (iii) each director of the Company, and (iv) all directors and executive officers of the Company as a group. The Company is not aware of any beneficial owner of more than five percent of the outstanding Common Stock other than as set forth in the following table.

                                         NUMBER OF SHARES
           NAME AND ADDRESS                BENEFICIALLY        % OF CLASS
        OF BENEFICIAL OWNER(1)               OWNED(2)          OUTSTANDING
        ----------------------           ----------------      -----------
George Feldenkreis(3) ...............        1,075,169            24.7%
Oscar Feldenkreis(4) ................          833,192            19.2
Fanny Hanono(5) .....................          264,972             6.1
Salomon Hanono(5)(6) ................          272,472             6.3
Carfel, Inc(7) ......................          261,017             6.0
Richard L. Dunn(8) ..................           18,750              *
Joseph Roisman(9) ...................            8,500              *
Ronald Buch .........................               --             --
Gary Dix(10) ........................           11,000              *
Richard W. McEwen(11) ...............            6,500              *
Leonard Miller(12) ..................           32,500              *
All directors and executive officers
 as a group (ten persons)(13)  ......        2,148,083            48.5%

- - ----------

  *  Less than 1%.

 (1) Except as otherwise indicated, the address of each beneficial owner is c/o the Company 7495 N.W. 48th Street, Miami, Florida 33166.

 (2) Except as otherwise indicated, the Company believes that all beneficial owners named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

 (3) Represents (a) 759,152 shares of Common Stock held by George
     Feldenkreis, (b) 261,017 shares of Common Stock held by Carfel, Inc. ("Carfel"), of which corporation Mr. Feldenkreis is a director, executive officer and principal shareholder and (c) 55,000 shares of Common Stock held by a charitable foundation of which George
     Feldenkreis, Oscar Feldenkreis and Fanny Hanono are each directors and officers (the "Foundation").

 (4) Represents (a) 748,192 shares of Common Stock held by a limited partnership of which Oscar Feldenkreis is the sole shareholder of the general partner and the sole limited partner, (b) 30,000 shares of Common Stock issuable upon the exercise of stock options held by Oscar Feldenkreis and (c) 55,000 shares held by the Foundation.

 (5) Represents (a) 209,972 shares of Common Stock held by a limited partnership of which Fanny Hanono, the Company's Secretary-Treasurer, is the sole shareholder of the general partner and the sole limited partner and (b) 55,000 shares held by the Foundation. Fanny Hanono and Salomon Hanono are husband and wife.

 (6) Also includes 7,500 shares of Common Stock issuable upon the exercise of stock options held by Mr. Hanono.

 (7) The shares of Common Stock held by Carfel are pledged to a bank to secure Carfel's credit facility.

 (8) Represents 18,750 shares of Common Stock issuable upon the exercise of stock options held by Mr. Dunn, the Company's Vice President, Finance and Chief Financial Officer.

 (9) Represents (a) 1,000 shares of Common Stock held by Mr. Roisman and (b) 7,500 shares of Common Stock issuable upon the exercise of stock options held by Mr. Roisman, the Company's Executive Vice President.

(10) Represents (a) 2,000 shares of Common Stock held by Mr. Dix, (b) 1,000 shares of Common Stock held in trust for his children, (c) 500 shares held in an individual retirement account and (d) 7,500 shares of Common Stock issuable upon the exercise of stock options held by Mr. Dix.

(11) Represents (a) 1,500 shares of Common Stock held by Mr. McEwen and (b) 5,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. McEwen.

(12) Represents (a) 25,000 shares of Common Stock held by Mr. Miller and (b) 7,500 shares of Common Stock issuable upon the exercise of stock options held by Mr. Miller.

(13) Includes the shares of Common Stock and options to purchase shares of Common Stock described in Notes (3) through (6) and (8) through (12).

                            ELECTION OF DIRECTORS

   At the Annual Meeting, seven directors will be elected by the shareholders to serve until the next annual meeting of shareholders or until their successors are elected and qualified. The accompanying form of proxy when properly executed and returned to the Company, will be voted FOR the election as directors of the seven persons named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Management has no reason to believe that any of the nominees is unable or unwilling to serve if elected. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

   The following table sets forth certain information concerning each nominee.

NAME                   AGE               POSITION WITH THE COMPANY
- - ----                   ---               -------------------------
George Feldenkreis(1).. 61     Chairman of the Board and Chief Executive Officer
Oscar Feldenkreis  .... 36     President, Chief Operating Officer and Director
Ronald L. Buch ........ 61     Director
Gary Dix(1) ........... 48     Director
Salomon Hanono ........ 46     Director
Richard W. McEwen(2)... 75     Director
Leonard Miller(1)(2)... 66     Director

- - ----------
(1) Member of Audit Committee.

(2) Member of Compensation Committee.

   GEORGE FELDENKREIS founded the Company in 1967, has been involved in all aspects of its operations since that time and served as the Company's President and a Director until February 1993, when he was elected Chairman of the Board and Chief Executive Officer. Mr. Feldenkreis is also a director, executive officer and principal shareholder of Carfel, an importer and distributor of automotive parts which he founded in 1961, serves as Chairman of the Board of Universal National Bank in Miami, Florida and is Vice President of the Greater Miami Jewish Federation. Mr. Feldenkreis devotes a majority of his working time to the affairs of the Company and devotes the balance of his working time to the affairs of Carfel.

   OSCAR FELDENKREIS was elected Vice President and a Director in 1979 and joined the Company on a full-time basis in 1980. Mr. Feldenkreis has been involved in all aspects of the Company's operations since that time and was elected President and Chief Operating Officer in February 1993. Oscar Feldenkreis also serves as a director of Carfel, but does not devote any of his working time to its affairs.

   RONALD L. BUCH was appointed to the Company's Board of Directors in January 1996. Prior to his retirement in 1995, Mr. Buch was employed by K-Mart Corporation for over 39 years, most recently as Vice President and General Merchandise Manager.

   GARY DIX was elected to the Company's Board of Directors in May 1993. Since February 1994, Mr. Dix, a certified public accountant, has been a partner at Mallah Furman & Company, P.A., an accounting firm in Miami, Florida. From 1979 to January 1994, Mr. Dix was a partner of Silver Dix & Hammer, P.A., another Miami accounting firm. Mr. Dix also is a member of the Board of Directors of Universal National Bank in Miami, Florida.

   SALOMON HANONO was elected to the Company's Board of Directors in February 1993. Mr. Hanono has been employed by Carfel in various sales capacities since 1987 and currently is Export Director, with overall responsibilities for Carfel's export sales. Mr. Hanono devotes substantially all of his working time to the affairs of Carfel.

   RICHARD W. MCEWEN was elected to the Company's Board of Directors in September 1994. Mr. McEwen serves as a director of Lennar Corporation, Sound Advice, Inc. and Wometco Enterprises, Inc. Prior to his retirement in 1985, Mr. McEwen was Chairman of the Board and Chief Executive Officer of Burdines, a division of Federated Department Stores, Inc.

   LEONARD MILLER was elected to the Company's Board of Directors in May 1993. Mr. Miller has been Vice President and Secretary of Pasadena Homes, Inc., a home construction firm in Miami, Florida, since 1959.

   George Feldenkreis is the father of Oscar Feldenkreis and Fanny Hanono and the father-in-law of Salomon Hanono. Fanny Hanono, the Company's
Secretary-Treasurer, is the daughter of George Feldenkreis, the sister of Oscar Feldenkreis and the spouse of Solomon Hanono.

   The Company's executive officers are elected annually by the Board of Directors and serve at the discretion of the Board. The Company's directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and holders of more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and The Nasdaq National Market. Such persons are required to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on its review of the copies of such forms received by it, or oral or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, with respect to the fiscal year ended January 31, 1996 ("Fiscal 1996"), all filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with except as follows:

   (a) A Form 4 Report with respect to options granted in June 1995 to each of Gary Dix, Salomon Hanono, Leonard Miller and Richard W. McEwen was filed approximately one week late due to an administrative oversight.

   (b) A Form 4 Report with respect to an open market purchase by Richard W. McEwen of 500 shares of Common Stock in October 1995 was filed late due to an administrative oversight.

   (c) A Form 4 Report with respect to an open market purchase by Leonard Miller of 5,000 shares of Common Stock in January 1996 was filed approximately one week late due to an administrative oversight.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

   During Fiscal 1996, the Board of Directors held five formal meetings and took actions by written consent on one occasion. During Fiscal 1996, no director attended fewer than 75% of the number of meetings of the Board of Directors and each Committee of the Board of Directors held during the period he served on the Board.

   The only committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Directors' Stock Option Plan Committee. The Board does not have a nominating or similar committee.

   The Audit Committee is presently comprised of George Feldenkreis, Gary Dix and Leonard Miller. The duties and responsibilities of the Audit Committee include (a) recommending to the Board of Directors the appointment of the Company's independent public accountants and any termination of engagement,
(b) reviewing the plan and scope of independent audits, (c) reviewing the Company's significant accounting policies and internal controls, (d) having general responsibility for all related auditing matters, and (e) reporting its recommendations and findings to the full Board of Directors. The Audit Committee did not meet during Fiscal 1996.

   The Compensation Committee is presently comprised of Leonard Miller and Richard W. McEwen. The Compensation Committee reviews and approves the compensation of the Company's executive officers and administers the Company's 1993 Stock Option Plan (the "1993 Plan"). The Compensation Committee met on one occasion during Fiscal 1996.

   The Directors' Stock Option Plan Committee is presently comprised of George Feldenkreis and Oscar Feldenkreis. The Directors' Stock Option Plan Committee administers the Company's Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Stock Option Plan Committee did not meet during Fiscal 1996, but took action by written consent on one occasion.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

   The following compensation table sets forth, for the fiscal year ended January 31, 1994 ("Fiscal 1994"), the fiscal year ended January 31, 1995 and Fiscal 1996, the cash and certain other compensation paid by the Company to the Company's Chief Executive Officer ("CEO") and such other executive officers whose annual salary and bonus exceed $100,000 during Fiscal 1996 (together with the CEO, collectively, the "Named Executive Officers"):

                                                                         LONG TERM
                                            ANNUAL COMPENSATION     COMPENSATION AWARDS
                                          ----------------------   ----------------------
                                                                   SECURITIES UNDERLYING       ALL OTHER
                                 FISCAL     SALARY       BONUS          OPTION/SARS         COMPENSATION(1)
NAME AND PRINCIPAL POSITION       YEAR        ($)         ($)               (#)                   ($)
- - -----------------------------  ---------  ----------   ----------  ----------------------  ----------------
George Feldenkreis                1996      120,000          --                --                1,970
 Chairman and CEO                 1995      100,000          --                --                3,000
                                  1994       73,867          --                --                4,664

Oscar Feldenkreis                 1996      350,000     200,000                --                2,634
 President and                    1995      200,000     309,000                --               12,000
 Chief Operating Officer          1994      202,000     233,000            30,000(2)            11,671

Richard L. Dunn                   1996      132,692      10,000                --                2,269
 Vice President, Finance and      1995      100,968       1,000            25,000(2)                --
 Chief Financial Officer(3)

Joseph Roisman                    1996      116,000      10,000                --                2,179
 Executive Vice President         1995      101,462      18,000                --                5,500
                                  1994       69,800      15,000             7,500(2)             5,202

- - ----------
(1) The dollar amount represents Company contributions for the Named Executive Officer to the Company's Profit Sharing and/or 401(K) Plans and, in the case of George Feldenkreis, includes premiums for insurance provided by the Company in Fiscal 1994.

(2) Represents options to purchase Common Stock granted to the Named Executive Officer under the 1993 Plan.

(3) Mr. Dunn joined the Company as Vice President, Finance and Chief Financial Officer in April 1994.

STOCK OPTIONS HELD AT END OF FISCAL 1996

   The following table indicates the total number and value of exercisable and unexercisable stock options held by each of the Named Executive Officers listed as of January 31, 1996. No options to purchase stock were exercised by any of the Named Executive Officers in Fiscal 1996.

                             NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                        UNDERLYING UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                             AT FISCAL YEAR-END(#)               AT FISCAL YEAR-END
                       --------------------------------   ---------------------------------
NAME                     EXERCISABLE     UNEXERCISABLE    EXERCISABLE(1)    UNEXERCISABLE
- - ---------------------  --------------  ----------------   ---------------  ----------------
Oscar Feldenkreis....      22,500            7,500            $     0          $     0
Richard L. Dunn  ....      12,500           12,500             31,250           31,250
Joseph Roisman  .....       5,625            1,875              2,812              938

- - ----------
(1) Based on The Nasdaq National Market closing price for the Company's Common Stock on January 31, 1996 in the amount of $12.00 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   None.

COMPENSATION OF DIRECTORS

   During Fiscal 1996, non-employee directors, with the exception of Salomon Hanono, were compensated at the rate of $1,500 per quarter and $500 for each meeting of the Board of Directors or any committee thereof attended, up to a maximum of $8,000 per annum. Directors are reimbursed for travel and lodging expenses in connection with their attendance at meetings. Mr. Hanono receives no cash compensation for his services as a director. Directors are also entitled to receive options under the Company's 1993 Plan and the Directors' Plan. No such options were granted prior to Fiscal 1996. During Fiscal 1996, the following options were granted under the Directors' Plan:

                         NUMBER OF     EXERCISE      EXPIRATION
NAME OF OPTIONEE          SHARES        PRICE           DATE
- - ------------------     ------------  -----------   ---------------
Gary Dix ............      7,500        $12.00     June 2, 2000
Richard W. McEwen ...      5,000        $12.00     June 2, 2000
Leonard Miller  .....      7,500        $12.00     June 2, 2000
Salomon Hanono  .....      7,500        $12.00     June 2, 2000

EMPLOYMENT AGREEMENTS

   The Company is party to an employment agreement with Oscar Feldenkreis, the Company's President and Chief Operating Officer, which currently expires in May 1997, subject to annual renewal. The employment agreement, as amended, provides for an annual salary of $350,000, subject to annual cost-of-living increases, and an annual bonus as may be determined by the Compensation Committee in its discretion, up to a maximum of $500,000. The employment agreement requires Mr. Feldenkreis to devote his full-time to the affairs of the Company. Upon termination of the employment agreement by reason of the employee's death or disability, Mr. Feldenkreis or his estate will receive a lump sum payment equal to one year's salary plus a bonus as may be determined by the Compensation Committee in its discretion. The employment agreement also prohibits Mr. Feldenkreis from directly or indirectly competing with the Company for one year after termination of his employment for any reason except the Company's termination of Mr. Feldenkreis without Cause.

   The Company is also party to an employment agreement with George Feldenkreis, the Company's Chairman of the Board and Chief Executive Officer, which currently expires in May 1997, subject to annual renewal. The employment agreement, as amended, provides for an annual salary of $120,000, subject to annual cost-of-living increases, and an annual bonus as may be determined by the Compensation Committee in its discretion, up to a maximum of $250,000. Pursuant to his employment agreement, Mr. Feldenkreis devotes a majority of his working time to the affairs of the Company. George Feldenkreis' employment agreement contains termination and non-competition provisions similar to those set forth in Oscar Feldenkreis' agreement.

OPTION GRANTS IN LAST FISCAL YEAR

   The Company did not grant stock options during Fiscal 1996 to any of the Named Executive Officers.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   Under rules established by the Commission, the Company is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting the Company's executive officers (including the Named Executive Officers) during the past fiscal year. The report of the Company's Compensation Committee is set forth below.

  COMPENSATION PHILOSOPHY

   The three principal components of the Company's executive compensation are salary, bonus and stock options. These components are designed to facilitate fulfillment of the compensation objectives of the Company's Board of Directors and the Compensation Committee, which objectives include (i) attracting and retaining competent management, (ii) recognizing individual initiative and achievement, (iii) rewarding management for short and long term accomplishments, and (iv) aligning management compensation with the achievement of the Company's goals and performance.

   The Compensation Committee endorses the position that equity ownership by management is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. This alignment is amplified by the extensive holdings by management of Company Common Stock and stock options. Base salaries for new management employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for managerial talent, including a comparison of base salaries for comparable positions at similar companies of comparable sales and capitalization. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive, and the responsibilities assumed by the executive.

   During the current fiscal year, the Compensation Committee intends to review the Company's existing management compensation programs and plans (i) to meet with the chief executive officer to consider and set mutually agreeable performance standards and goals for members of senior management and/or the Company, as appropriate or as otherwise required pursuant to any such officer's employment agreement and (ii) to consider and, as appropriate, approve modifications to such programs to ensure a proper fit with the philosophy of the Compensation Committee and the agreed-upon standards and goals. Accordingly, the Compensation Committee has not yet considered or approved the individual or corporate performance goals or standards for the present fiscal year with respect to the Company's management incentive programs.

  EXECUTIVE OFFICER COMPENSATION

   Fiscal 1996 base salary, bonus and stock options for the Company's executive officers were determined by the Compensation Committee. This determination was made after a review and consideration of a number of factors, including each executive's level of responsibility and commitment, level of performance (with respect to specific areas of responsibility and on an overall basis), past and present contribution to and achievement of Company goals and performance during Fiscal 1996, compensation levels at competitive publicly held companies and the Company's historical compensation levels. Although Company performance was one of the factors considered, the approval of the Compensation Committee was based upon an overall review of the relevant factors, and there was no specific relationship or formula by which compensation was tied to Company performance. As a result of its evaluation, the Compensation Committee also voted to renew Oscar Feldenkreis' employment agreement with the Company, which was to expire in May 1996, for a one-year period.

  CHIEF EXECUTIVE OFFICER COMPENSATION

   The principal factors considered by the Board of Directors in determining Fiscal 1996 salary for George Feldenkreis, the Chairman of the Board and Chief Executive Officer of the Company, included an analysis of the compensation of chief executive officers of public companies within the Company's industry and public companies similar in size and capitalization to the Company and notwithstanding the fact that his employment agreement does not require Mr. Feldenkreis to devote more than 50% of his working time to the affairs of the Company, the fact that Mr. Feldenkreis has devoted a majority of his working time to the affairs of the Company. The Compensation Committee also considered the Company's Fiscal 1996 earnings, expectations for the fiscal year ending January 31, 1997 and other performance measures in determining George Feldenkreis' compensation, but there was no specific relationship or formula by which such compensation was tied to Company performance. As a result of its evaluation, the Compensation Committee also voted to renew George Feldenkreis' employment agreement with the Company, which was to expire on May 1996, for a one-year period.

  STOCK OPTIONS

   The Company maintains stock option plans which are designed to attract and retain executive officers, directors and other employees of the Company and to reward them for delivering long-term value to the Company. The
Compensation Committee did not grant any options to Named Executive Officers during Fiscal 1996.

     Richard W. McEwen
     Leonard Miller

                              PERFORMANCE GRAPH

   The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total stockholder return on the Nasdaq Stock Market-US Index and The S&P Textile-Apparel Manufacturer Index commencing on May 21, 1993 (the first day the Common Stock began trading on The Nasdaq National Market) and ending January 31, 1996.

               COMPARISON OF 32 MONTH CUMULATIVE TOTAL RETURN*
                   AMONG SUPREME INTERNATIONAL CORPORATION,
                     THE NASDAQ STOCK MARKET--U.S. INDEX
                AND THE S&P TEXTILE-APPAREL MANUFACTURER INDEX

                   MAY 21, 1993           JANUARY 31,
                 --------------- -------------------------
                                    1994     1995     1996
                                  -------  ------- -------
Supreme .......        $100         $ 89    $  84     $102
Nasdaq US .....         100          121      116      163
S&P Textiles  .         100           81       81       91

- - ----------

* Assumes that $100 was invested on May 21, 1993 in the Company's Common Stock or on April 30, 1993 in the Nasdaq Stock Market Index or The S&P Textile-Apparel Manufacturer Index, and that all dividends are reinvested.

                             CERTAIN TRANSACTIONS

   The Company's executive offices occupy a 19,000 square foot building in Miami, Florida. The space is leased from George Feldenkreis, the Company's Chairman of the Board. This space was occupied pursuant to a lease which was scheduled to expire on December 31, 1995. In December 1995, the Company and Mr. Feldenkreis entered into a new lease for the premises, on substantially the same terms and conditions, which new lease expires in December 2000. The Company's current rental for the office facility is $128,000 per annum.

   The Company also occupies an approximately 49,000 square foot warehouse building adjacent to its executive offices with approximately 6,000 square feet of office space. The warehouse is leased from George Feldenkreis pursuant to a five-year lease expiring in April 1998, at a current annual rental of $291,000. The rent increases annually by an amount equal to the lesser of any increase in the consumer price index or 5%. This lease provides for a five-year renewal option. The Company leases a second adjacent 32,000 square foot warehouse building from a partnership of which Mr. Feldenkreis is a general partner. This warehouse is leased pursuant to a three-year lease expiring in June 1998, at a current annual rental of approximately $136,000.

   In January 1995, the Company entered into a license agreement (the "License Agreement") with Isaco International, Inc. ("Isaco"), pursuant to which Isaco was granted an exclusive license to use the Natural Issue(Registered Trademark) brand name in the United States, its territories and possessions and Puerto Rico to market a line of mens' underwear and loungewear. The License Agreement provides for a guaranteed minimum royalty of $87,500 through May 31, 1996 (with increasing amounts in succeeding years) and expires on May 31, 1998. Royalty income earned from the License Agreement amounted to approximately $93,000 for Fiscal 1996. The principal shareholder of Isaco is Isaac Zelcer, who is Oscar Feldenkreis' father-in-law.

   The Company believes that its arrangements with George Feldenkreis and the License Agreement are on terms at least as favorable as the Company could secure from a non-affiliated third party.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

   The firm of Deloitte & Touche LLP, independent public accountants, served as the Company's independent public accountants for Fiscal 1996. The Board of Directors has selected Deloitte & Touche LLP as the Company's independent public accountants for the current fiscal year ending January 31, 1997. One or more representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

                                OTHER BUSINESS

   The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                 INFORMATION CONCERNING SHAREHOLDER PROPOSALS

   Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal to be included in the Company's proxy statement for the Company's 1997 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive offices no later than April 29, 1997.

                                          By Order Of The Board of Directors

                                          FANNY HANONO,
                                          Secretary

Miami, Florida
August 26, 1996

                      SUPREME INTERNATIONAL CORPORATION
              ANNUAL MEETING OF SHAREHOLDERS - SEPTEMBER 30, 1996
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                      SUPREME INTERNATIONAL CORPORATION

   The undersigned hereby appoints George Feldenkreis and Oscar Feldenkreis as Proxies, each with full power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of Common Stock $.01 par value per share of Supreme International Corporation (the "Company") held of record by the undersigned on August 21, 1996 at the Annual Meeting of Shareholders to be held on September 30, 1996 or any adjournment or adjournments thereof.

Proposal 1. ELECTION OF DIRECTORS

[ ] FOR ALL THE NOMINEES LISTED BELOW        [ ] WITHHOLD AUTHORITY
    (except as marked to the contrary below)     to vote for all nominees listed
                                                 below.

(INSTRUCTIONS: To withhold authority for any individual nominees, write that nominee's name in the space below.)

George Feldenkreis, Oscar Feldenkreis, Ronald L. Buch, Gary Dix, Salomon Hanono, Richard W. McEwen, Leonard Miller

 _____________________________________________________________________________

Proposal 2. Ratification of selection of Deloitte & Touche as independent public accountants for the Company for the fiscal year ending January 31, 1997.

            FOR [ ]            AGAINST [ ]            ABSTAIN [ ]

In their discretion, the Proxies are authorized to vote upon other business as may come before the meeting.

                (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted FOR Proposals 1 and 2.

                                         Dated: _________________________ , 1996

                                         _______________________________________
                                                      (Signature)

                                         _______________________________________
                                                      (Signature)

                                         PLEASE SIGN HERE

                                         Please date this proxy and sign your
                                         name exactly as it appears hereon.

                                         Where there is more than one owner,
                                         each should sign. When signing as an
                                         agent, attorney, administrator,
                                         executor, guardian, or trustee, please
                                         add your title as such. If executed by
                                         a corporation, the proxy should be
                                         signed by a duly authorized officer who
                                         should indicate his office.

    PLEASE DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE.
            NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.